Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to RadView Software Ltd.’s (“Radview”) Key Employee Share Incentive Plan (1996) and United States Share Incentive Plan (2000), of our report dated April 10, 2006, with respect to the consolidated financial statements of RadView and its subsidiaries included in RadView’s Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

November 8, 2006
Tel-Aviv, Israel

/s/ Kost Forer Gabbay & Kasierer
Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global